UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2014
Date of Report (Date of earliest event reported)

TRESORO MINING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 s. Eastern Ave. Suite 253 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

702-835-6118
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 3, 2014, the Board of Directors of Tresoro Mining Corp., a Nevada corporation (the "Company"), held a directors meeting (the "Board of Directors Meeting"). During the Board of Directors Meeting, all of the members of the Board of Directors and executive officers tendered their respective resignations effective as of March 3, 2014 as follows: (i) William D. Thomas as the Secretary/Treasurer/Chief Financial Officer and a member of the Board of Directors; and (ii) Gerry Jardine as a member of the Board of Directors. Gary Powers, the President/Chief Executive Officer and member of the Board of Directors resigned on December 18, 2013.

During the Board of Directors Meeting, there was considerable discussion regarding the respective resignations, their fiduciary duties and general circumstances and reasons for the resignations, including the actions undertaken by the Board of Directors and executive officers over the past three years to manage, oversee and monitor the Company’s business in such difficult and adverse conditions Several of the factors considered by the members during the Board of Directors Meeting include, but are not limited to, the following:

•
The Company has been involved in several legal actions commencing in early 2011 between the Company and Mercer Gold BC and a previous CEO. These actions pertain to ownership of an option to acquire the Guayabales mineral property in Colombia from the owner, Comunidad Guayabales, as well as personal actions by a previous CEO against the Company for unpaid management fees and expenses.

•
These legal actions have significantly diverted the attention the Company’s management and directors and has required significant funding from investors to address. No progress can be made on the exploration program at the Guayabales property until legal matters are resolved. To date, the Company has incurred over $3,000,000 in exploration costs at Guayabales.

•
The Board has concluded that to conclude the existing legal matters would be costly, time-consuming and a favorable outcome is not guaranteed. The Company’s investors have declined to fund the legal fees required to continue the legal battle.

•
Most funding during the period from 2011 and to date has been provided by a secured creditor. These funds have been used to cover various legal and regulatory filing requirements to keep the Company compliant.

•
As of the current date, the Company has no funds in the bank, the secured creditor refuses to advance any more funds, there are $4.1 million in debt owed to promissory note holders and unsecured accounts payable. The Board has concluded that they will be unable to secure any further funding and, as such, have decided to resign from the Company.

•
As of the current date, there are accrued management fees in excess of $246,000 and the Company has no financial resources to be able to pay its executives a current salary or their accrued salary (a portion of the amount owing to the executives was converted to shares in 2012 but these are restricted shares that will have no value under the current circumstances so the executives have not been paid for over three years). The executives need to earn a living and thus must move on to other companies and avoid potential conflicts of interest with the Company.

The Company’s legal counsel was consulted regarding resignation of all members of the Board of Directors and the executive officers and this action was deemed the best possible course of action and in the best interests of the Company's shareholders. The Board has considered the applicability of NRS 78.630, i.e. that when a corporation becomes insolvent or suspends its ordinary business for want of money to carry on the business, or if its business has been and is being conducted at a great loss and greatly prejudicial to the interest of its creditors or stockholders, any creditors holding 10 percent of the outstanding indebtedness, or stockholders owning 10 percent of the outstanding stock entitled to vote, may, by petition setting forth the facts and circumstances of the case, apply to the Nevada district court for a writ of injunction and the appointment of a receiver or receivers or trustee.

It is on this basis and these considerations that the members of the Board of Directors and executive officer have concluded that resignation is the only viable alternative.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESORO MINING CORPORATION

DATE: March 3, 2014	By:	/s/ William Thomas
William Thomas
Chief Financial Officer